Exhibit 5.1

Glen Y. Sato

T: +1 650 843 5502

gsato@cooley.com

October 18, 2012

ImmunoCellular Therapeutics, Ltd.

21900 Burbank Boulevard, 3rd Floor

Woodland Hills, California 91367

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by ImmunoCellular Therapeutics, Ltd., a Delaware corporation, (the “Company”), of up to 10,000,000 shares of the Company’s common stock, par value $0.0001 per share (including up to 1,500,000 shares that may be sold pursuant to the exercise of an over-allotment option) (the “Shares”), and warrants (the “Warrants”) to purchase 4,500,000 shares of common stock (including warrants to purchase up to an additional 675,000 shares of common stock that may be sold pursuant to the exercise of an over-allotment option) (the “Warrant Shares”), all pursuant to the Registration Statement on Form S-3 (File No. 333-184010), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on September 20, 2012, and declared effective by the Commission on October 9, 2012 (the “Registration Statement”), as supplemented by subsequent filings, including the related Prospectus and Prospectus Supplement to be filed with the Commission pursuant to Rule 424 under the Act. The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus and Prospectus Supplement, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California, the General Corporation Law of the State of Delaware and, as to the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion (i) that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Immunocellular Therapeutics, Ltd.

October 18, 2012

Page Two

therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles and limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

Cooley LLP

Glen Y. Sato

FIVE PALO ALTO SQUARE, 3000 EL CAMINO REAL, PALO ALTO, CA 94306-2155 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM